Appendix A

	WM Variable Trust

	WM Variable Trust REIT Fund

	WM Variable Trust Equity Income Fund

	WM Variable Trust Growth & Income

	WM Variable Trust West Coast Equity Fund

	WM Variable Trust Mid Cap Stock Fund

	WM Variable Trust Growth Fund

	WM Variable Trust Small Cap Value Fund

	WM Variable Trust Small Cap Growth Fund

	WM Variable Trust International Growth Fund

	WM Variable Trust Short Term Income Fund

	WM Variable Trust U.S. Government Securities Fund

	WM Variable Trust Income Fund

	WM Variable Trust Money Market Fund